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                                                                       EXHIBIT 5

                               October 20, 1994

                                                                       W12-52384






Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067


          Re:  $350,000,000 8-5/8% Notes Due 2004 and
               $250,000,000 9-3/8% Debentures Due 2024
               (collectively, the "Securities")
               ---------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Northrop Grumman Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's securities on a Registration Statement on Form S-3 (Reg. No. 33-55143), as amended (the "Registration Statement"), and the issuance and sale of the above-referenced Securities as described in a Prospectus Supplement dated October 20, 1994 (the "Prospectus Supplement"). The Securities are being sold pursuant to an Underwriting Agreement dated October 20, 1994 (the "Underwriting Agreement") and a Terms Agreement dated October 20, 1994 (the "Terms Agreement") executed pursuant to the Underwriting Agreement among the Company and CS First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc, as Representatives of the several Underwriters named therein. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Underwriting Agreement and the Terms Agreement.

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Northrop Grumman Corporation
October 20, 1994
Page 2


          We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the amended Certificate of Incorporation and By-Laws of the Company, (ii) the Indenture dated as of October 15, 1994, between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Indenture"), (iii) the forms of 8-5/8% Note Due 2004 and 9-3/8% Debenture Due 2024, and (iv) the Officers' Certificate dated as of October 20, 1994 pursuant to Sections 201, 301 and 303 of the Indenture. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined.

          On the basis of the foregoing and having regard for legal considerations we deem relevant, we are of the opinion that:

          1. The Securities have been duly and validly authorized by the Company; and

          2. Upon proper authentication, sale and delivery at the price and in accordance with the terms set forth in the Registration Statement, the Prospectus Supplement, the Underwriting Agreement and the Terms Agreement, the Securities will be legally issued and binding obligations of the Company, subject to the application of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and limitations imposed by applicable New York or other laws of general applicability which limit or restrict the enforceability of specific provisions or the availability of specific remedies.

          We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company dated the date hereof. In giving such consent, we do not thereby

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Northrop Grumman Corporation
October 20, 1994
Page 3


admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        SHEPPARD, MULLIN, RICHTER & HAMPTON


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